UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 18, 2010
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Board of Director Changes
          In conjunction with the regularly scheduled quarterly board of directors meeting of Plains All American GP LLC (“GP LLC”), the general partner of Plains All American Pipeline, L.P. (the “Registrant”), held on February 18, 2010, Mr. T. Geoff McKay, Managing Director of Vulcan Capital, joined the GP LLC board of directors. Mr. McKay was designated by Vulcan Energy Corporation (“Vulcan Energy”), of which he is a director, to serve as its representative on the GP LLC board, and Mr. McKay’s addition to the board was unanimously approved by the existing directors. The GP LLC board consists of up to eight individuals, including three independent directors, the Chief Executive Officer, two directors each of whom is appointed by one of the two members with the power to designate a director, and two at-large directors elected by a majority in interest. Vulcan Energy’s wholly owned subsidiary, Vulcan Energy GP Holdings Inc., owns a 50.1% member interest in GP LLC. Mr. Christopher M. Temple, who served as Vulcan Energy’s designated representative on the GP LLC board from May 2009, has been elected as an at-large director. Mr. W. Lance Conn resigned from the board as of February 18th, creating the vacancy now filled by Mr. Temple. For a discussion of (i) the relationships of the Registrant with Vulcan Energy and Vulcan Capital and (ii) compensation for service on the GP LLC board, please refer to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008. Any board fees payable in connection with Mr. McKay’s service as the Vulcan Energy designee will be payable to Vulcan Inc. Mr. Temple will be entitled to receive the same compensation payable to directors generally. Mr. McKay was also appointed to the compensation committee of the GP LLC board, replacing Mr. Temple.
          Mr. McKay is a Managing Director at Vulcan Capital, the private investment group of Vulcan Inc. He also sits on the boards of Vulcan Energy GP Holdings Inc. and Vulcan Energy Corporation. From March 2000 until joining Vulcan in May 2007, Mr. McKay worked for Forstmann Little & Co., a New York based private equity firm, serving as a general partner from January 2004 to March 2007. During his tenure at Forstmann Little, Mr. McKay was involved with the acquisition and oversight and served on the boards of directors of IMG Worldwide, 24 Hour Fitness and ENK International. From 1997 until 2000, he was an investment banker with Goldman Sachs in the mergers and acquisitions group. Mr. McKay currently sits on the boards of TowerCo LLC, ICAT Holdings and Silvercrest Asset Management Group. Mr. McKay holds a BA in Economics from the University of Victoria and an MBA from the Wharton School of the University of Pennsylvania.
     LTIP Grants for Named Executive Officers
          Also on February 18, 2010, the board of directors of GP LLC approved, among other things, the following grants of phantom units under our Long-Term Incentive Plan:

Name and Title	No. of Phantom Units Granted
Greg L. Armstrong, Chairman and Chief Executive Officer	180,000
Harry N. Pefanis, President and Chief Operating Officer	120,000
Al Swanson, Senior Vice President and Chief Financial Officer	60,000
W. David Duckett, President — PMC (Nova Scotia) Company	75,000
John P. vonBerg, Senior Vice President — Commercial Activities	54,000
          The phantom units will vest (become payable 1-for-1 of our common units) as follows: (i) one-third will vest upon the later of the May 2013 distribution date and the date we pay a quarterly distribution of at least $0.975 ($3.90 annualized), (ii) one third will vest upon the later of the May 2014 distribution date and the date we pay a quarterly distribution of at least $1.0125 ($4.05 annualized), and (iii) one-third will vest upon the later of the May 2015 distribution date and the date we pay a quarterly distribution of at least $1.05 ($4.20 annualized). The phantom units include tandem distribution equivalent rights that vest (distributions become payable as if the underlying common unit were owned) in one-third increments on the dates we pay a quarterly distribution of $0.975 ($3.90 annualized), $1.0125 ($4.05 annualized) and $1.05 ($4.20 annualized), respectively. Any phantom units (and all associated DERs) that have not vested as of the May 2016 distribution date will be forfeited.

          For more information regarding our equity compensation plans, please see our 2008 Annual Report on Form 10-K filed with the SEC on February 26, 2009.
Item 7.01 Regulation FD Disclosure.
          In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
          On February 18, 2010, the Registrant issued a press release announcing changes in its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     Exhibit 99.1 — Press Release dated February 18, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: February 22, 2010	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

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